                                                                      Exhibit 21

                             TELEFLEX INCORPORATED
                                  SUBSIDIARIES

SUBSIDIARY                                    JURISIDICTION        PARENT                          PERCENTAGE
                                               OF INCORP.

924593 Ontario Limited                        Ontario              Pilling Weck (PA)               100
Airfoil Technologies International LLC        Delaware             TFX Equities                    51 (1)
Access Medical S.A.                           France               TFX International S.A.          100
Airfoil Management Company                    Delaware             Sermatech                       100
Airfoil Management Limited                    UK                   Sermatech (U.K.) Limited        100
American General Aircraft Holding Co., Inc.   Delaware             Teleflex                        74
Asept Inmed S.A.                              France               TFX International S.A.          100
Asid Bonz GmbH                                Germany              Willy Rusch AG                  100
Astraflex Limited                             UK                   TFX Group Ltd.                  100
Aunic Engineering Limited                     UK                   Sermatech (U.K.) Limited        100
Aviation Product Support, Inc.                Delaware             Teleflex                        100
Avtech Systems, Inc.                          Utah                 Telair International (CA)       100
Bavaria Avionik Technologie GmbH              Germany              Telair Cargo Electronic Systems 100
Bavaria Cargo Technologie GmbH                Germany              Telair International GmbH       100
Capro de Mexico, S.A. de C.V.                 Mexico               TFX International Corp.         99.99 (2)
Capro Inc.                                    Texas                Teleflex                        100
Cepco Precision Company of Canada, Inc.       Canada               Sermatech Engineering           100
Cetrek Engineering Ltd.                       UK                   Cetrek Ltd.                     100
Cetrek Inc.                                   Massachusetts        Teleflex                        100
Cetrek Limited                                UK                   TFX International Ltd.          100
Chemtronics International Ltd.                UK                   Sermatech (U.K.) Limited        100
Endoscopy Specialists Incorporated            Delaware             TFX Equities                    100
Entech, Inc.                                  New Jersey           TFX Equities                    100
Europe Medical, S.A.                          France               TFX International S.A.          100
Flexible Flyer, Inc.                          Delaware             Teleflex                        100
Franklin Medical Ltd.                         UK                   TFX Group Ltd.                  100
G-Tel Aviation Limited                        UK                   Sermatech (U.K.) Limited        50
Gator-Gard Incorporated                       Delaware             Sermatech                       100
Inmed (Malaysia) Holdings Sdn. Berhad         Malaysia             Willy Rusch AG                  100
Inmed Acquisition, Inc.                       Delaware             Teleflex                        100 (3)
Inmed Corporation (4)                         Georgia              Inmed Acquisition               100
Inmed Corporation (U.K.) Ltd.                 UK                   TFX Group Ltd.                  100

3/11/97

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
                                                       Teleflex Incorporated
                                                            Subsidiaries

Kordial S.A.                                  France            TFX International S.A.                  100
Lehr Precision, Inc.                          Ohio              Teleflex                                100
Lipac Liebinzeller Verpackungs-GmbH           Germany           Willy Rusch AG                          100
Machine Tool Leasing, Inc.                    Nevada            Teleflex                                100
Mal Tool & Engineering Limited                UK                TFX Group Ltd.                          100
Mal Tool & Engineering S.A.R.L.               France            TFX International S. A.                 100
Meddig Medizintechnik Vertriebs-GmbH          Germany           Rusch G B                                87.5
Medical Service Vertriebs-GmbH                Germany           Willy Rusch AG                          100
Norland Plastics Company                      Delaware          TFX Equitites                           100
Phosphor Products Co. Limited                 UK                TFX International Ltd.                  100
Pilling Weck Chiurgische Produkte GmbH        Germany           TFX Holding GmbH                        100
Pilling Weck Incorporated                     Delaware          Teleflex                                100
Pilling Weck Incorporated                     Pennsylvania      Teleflex                                100
Pilling Weck n.v.                             Belgium           TFX International S.A.                 100
Rigel Compasses Limited                       UK                TFX International Ltd.                  100
Rusch Asia Pacific Sdn. Berhad                Malaysia          Inmed (Malaysia) Holdings               100
Rusch AVT Medical Private Limited             India             TFX Equities                             50
Rusch (UK) Ltd.                               UK                TFX Group Ltd.                          100
Rusch Austria Ges.mbH                         Austria           Teleflex                                100
Rusch France S.A.R.L.                         France            Rusch G B                               100
Rusch Inc.                                    Delaware          Rusch G B                               100
Rusch Italia S.A.R.L.                         Italy             Willy Rusch AG                          100
Rusch Manufacturing (UK) Ltd.                 UK                TFX Group Ltd.                          100
Rusch Manufacturing Sdn. Berhad               Malaysia          Inmed (Malaysia) Holdings                96.5
Rusch Sdn. Berhad                             Malaysia          Inmed (Malaysia) Holdings                96.5
Rusch Uruguay Ltda.                           Uruguay           Rusch G B                                60
Rusch-Pilling (Asia) PTE Ltd.                 Singapore         Pilling Weck (PA)                        99.99
Rusch-Pilling Inc.                            Canada            924593 Ontario                           50.5 (5)
Rusch-Pilling S.A.                            France            TFX International S.A.                 100
S. Asferg Hospitalsartikler ApS               Denmark           Teleflex                                100
Sermatech (Canada) Inc.                       Canada            Sermatech                               100
Sermatech Engineering Group, Inc.             Delaware          Teleflex                                100
Sermatech (Germany) GmbH                      Germany           TFX Holding GmbH                        100
Sermatech International Incorporated          PA                Teleflex                                100
Sermatech Repair Services Limited             UK                Sermatech (U.K.) Limited               100



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
                             TELEFLEX INCORPORATED
                                  SUBSIDIARIES



Sermatech (U.K.) Limited                     UK              TFX Group Ltd.                   100
SermaTel Technical Services (STS) GmbH       Germany         TFX Holding GmbH                 100
Simal S.A.                                   Belgium         TFX International S.A.           100
Technology Holding Company                   Delaware        TFX Equities                     100
Technology Holding Company II                Delaware        Technology Holding Company III   100
Technology Holding Company III               Delaware        Techsonic Industries, Inc.       86 (6)
Techsonic Industries, Inc.                   Alabama         Teleflex                         100
Telair Cargo Electronic Systems GmbH         Germany         Bavaria Cargo Technologie        100
Telair International GmbH                    Germany         TFX Holding GmbH                 100
Telair International Incorporated (7)        California      Teleflex                         100
Telair International Incorporated            Delaware        Teleflex                         100
Teleflex (Canada) Limited                    Canada (B.C.)   Teleflex                         100
Teleflex Automotive de Mexico S.A. de C.V.   Mexico          TFX Equities                     99.9 (8)
Teleflex Automotive Manufacturing
  Corporation                                Delaware        Teleflex                         100
Teleflex Control Systems, Inc.               Pennsylvania    Teleflex                         100
Teleflex Fluid Systems, Inc.                 Connecticut     Teleflex                         100
Teleflex Precision Casting Company           Utah            Teleflex                         100
TFX Automotive Incorporated                  Delaware        Teleflex                         100
TFX Engineering Ltd.                         Bermuda         Teleflex                         100
TFX Equities Incorporated                    Delaware        Teleflex                         100
TFX Foreign Sales Corporation                Virgin Is.      Teleflex                         100
TFX Group Limited                            UK              TFX International Corp.          100
TFX Holding GmbH                             Germany         Teleflex                         100
TFX International Corporation                Delaware        Teleflex                         100
TFX International Limited                    UK              TFX Group Ltd.                   100
TFX International S. A.                      France          Teleflex                         100
TFX Marine Incorporated                      Delaware        Teleflex                         100
TFX Medical Incorporated                     Delaware        Teleflex                         100
TFX Medical Wire Products, Inc.              Delaware        TFX Equities                     100
Top Surgical GmbH                            Germany         PW Chiurgische Produkte GmbH     100
TX Controls AB                               Sweden          Teleflex                         100
Victor Huber GmbH                            Germany         Teleflex                         100
Weck Closure Systems LLC                     Delaware        Pilling Weck Incorporated (DE)   81 (9)
Willy Rusch AG                               Germany         TFX Holding GmbH                 100

                             TELEFLEX INCORPORATED
                                  SUBSIDIARIES

Willy Rusch Grundstucks und
  Beteiligungs AG ("Rusch G B")    Germany      Willy Rusch AG         99.8 (10)


1.  49% owned by General Electric Company
2.  One share (.002%) is owned by TFX Equities
3.  Except for nominee shares.
4.  Trades under name "Rusch Inc."
5.  49.5% owned by Rusch G B.
6.  14% owned by six other subsidiary companies
7.  Formerly The Talley Corporation.  Trades under name "Teleflex Control
    Systems."
8.  One share (.001%) is owned by TFX International Corporation
9.  19% owned by Horizon Surgical Incorporated
10. Two shares (.2%) are owned by Inmed Corporation.



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